Invitae Reports Fourth Quarter and Full Year 2022 Financial Results; Provides Company Updates

– Entered into a ~$336 million transaction for the 2024 convertible notes, effectively addressing ~96% of the amount outstanding (see separate press release to follow) –
– Repaid its 2024 senior secured term loan in full, improving its balance sheet –
– Company maintains cash runway through the end of 2024 –
– Annual revenue grew by 12.1%; Continued to improve on key financial metrics –
– Major initiatives under strategic realignment largely completed –
– Guiding to low double digit pro forma revenue growth and continued expansion of non-GAAP gross margin in 2023, decreasing cash burn by over 45% from 2022 –
– Conference call and webcast today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time –

SAN FRANCISCO – February 28, 2023 – Invitae (NYSE: NVTA), a leading medical genetics company, today announced financial and operating results for the fourth quarter and year ended December 31, 2022.

“2022 was a transformative year for Invitae as we shifted our focus to drive more profitable growth, and we are pleased that the major initiatives under our strategic realignment are now largely completed,” said Ken Knight, president and chief executive officer of Invitae. “Our talented teams made great progress, and continued their work in service of patients and customers while delivering on the financial objectives aligned to our new path. These continued improvements in our financial metrics reflect our new priorities and operating discipline. In light of that execution, we separately announced today significant developments in addressing approximately 96% of our near-term debt obligations. Our investors have agreed to extend the maturities of our 2024 convertible notes into 2028, along with equitizing a portion of the debt and adding capital, demonstrating their confidence in Invitae’s future. We have also repaid our term loan in full and further improved our balance sheet. Overall, we are looking forward to 2023, as we continue to drive operational excellence, along with setting the stage for our long-term growth opportunities for years to come.”

Full Year and Fourth Quarter 2022 Financial Results

•Generated revenue of $516.3 million in 2022, a 12.1% increase from $460.4 million in 2021. Fourth quarter 2022 revenue of $122.5 million, versus $126.1 million a year ago, reflecting the impact of exited businesses and geographies announced earlier in the year.
•GAAP gross profit was $99.1 million in 2022, including $29.6 million in the fourth quarter. Non-GAAP gross profit was $219.7 million in 2022, including $58.5 million in the fourth quarter.
•GAAP gross margin was 19.2% in 2022, as compared with 24.3% in 2021, and 24.2% in the fourth quarter of 2022, versus 23.8% in the fourth quarter of 2021. Non-GAAP gross margin was 42.5% in 2022, as compared with 36.6% in 2021. Non-GAAP gross margin was 47.8% in the fourth quarter of 2022, compared to 36.5% in the fourth quarter of 2021.
•Cash, cash equivalents, restricted cash and marketable securities were $557.1 million as of December 31, 2022, compared to $596.0 million as of September 30, 2022 and $1.06 billion as of December 31, 2021.

•Cash burn in 2022 was $509.6 million, compared to a cash burn of $849.2 million in 2021. 2022 cash burn included outflows of $53.3 million ($38.4 million related to realignment and $14.9 million acquisition-related payments), as well as an inflow of $44.5 million related to the selected assets sale of the RUO kitted solutions.
•Cash burn in the fourth quarter was $41.8 million and included an outflow of $9.3 million related to realignment and $0.1 million of acquisition-related payments, as well as an inflow of $44.5 million related to the selected assets sale of the RUO kitted solutions. Excluding these items, cash burn would have been $77.0 million. This represents a continued improving trend since the fourth quarter of 2021 driven by our strategic realignment and cost reduction plans.
•Total active healthcare provider accounts totaled 20,929 as of December 31, 2022, an increase of approximately 13% year-over-year.
•Active pharmaceutical and commercial partnerships grew to 238, an increase of approximately 34% year-over-year, reflecting growing adoption of our product and services to pharmaceutical, health systems and other partners.
•Revenue per patient was $475 in 2022, a decrease of approximately 3% from $491 in 2021. Revenue per patient was $511 in the fourth quarter of 2022, compared to $505 in the third quarter of 2022, and $476 in the fourth quarter of 2021, primarily as a result of our realignment efforts.
•Total patient population as of December 31, 2022 is more than 3.6 million with over 62% available for data sharing.

Total GAAP operating expense, which excludes cost of revenue, for the fourth quarter of 2022 was $124.5 million, which includes items related to the strategic realignment. As a result, GAAP operating expense as a percentage of revenue was 102%, compared to 194% in the fourth quarter of 2021. Non-GAAP operating expense was $135.6 million for the fourth quarter of 2022. Non-GAAP operating expense as a percentage of revenue was 111%, compared to 171% in the fourth quarter of 2021.

Net loss for the fourth quarter of 2022 was $99.8 million, or a $0.41 net loss per share, compared to net loss of $205.1 million, or net loss per share of $0.90, for the fourth quarter of 2021. Non-GAAP net loss for the fourth quarter of 2022 was $82.0 million, or a $0.34 non-GAAP net loss per share, compared to a net loss of $184.7 million, or an $0.81 non-GAAP net loss per share, for the fourth quarter of 2021.

Financial Guidance
On a pro forma basis, the company exited fourth quarter 2022 at an annualized revenue of approximately $450 million for its remaining business. Management is expecting 2023 revenue to be over $500 million, representing low double-digit year-over-year growth compared to 2022 pro forma revenue.

Thanks to realignment initiatives, non-GAAP gross margin for 2023 is expected to be between 48-50%, compared to 42.5% in 2022. Cash burn is expected to be in the range of $250-275 million in 2023, a more than 45% reduction from 2022.

Webcast and Conference Call Details
Management will host a conference call and webcast today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time to discuss financial results and recent developments. To access the conference call, please register at the link below:

https://www.netroadshow.com/events/login?show=d75171b5&confId=46549

Upon registering, each participant will be provided with call details and access codes.

The live webcast of the call and slide deck may be accessed here or by visiting the investors section of the company's website at ir.invitae.com. A replay of the webcast will be available shortly after the conclusion of the call and will be archived on the company's website.

About Invitae
Invitae (NYSE: NVTA) is a leading medical genetics company trusted by millions of patients and their providers to deliver timely genetic information using digital technology. We aim to provide accurate and actionable answers to strengthen medical decision-making for individuals and their families. Invitae's genetics experts apply a rigorous approach to data and research, serving as the foundation of their mission to bring comprehensive genetic information into mainstream medicine to improve healthcare for billions of people.

To learn more, visit invitae.com and follow for updates on Twitter, Instagram, Facebook and LinkedIn @Invitae.

Safe Harbor Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company’s mission; the expected impact, benefits, and timing of the company’s strategic business realignment or various aspects thereof; the company’s expectations regarding future financial and operating results, and the drivers of future financial results; the company’s roadmap for 2023 and long-term growth; and the company’s expectations regarding the exchange and equitization of existing notes, extension of debt maturity and repayment of senior secured loans. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the ability of the company to successfully execute its strategic business realignment and achieve the intended benefits thereof on the expected timeframe or at all; unforeseen or greater than expected costs associated with the strategic business realignment; the risk that the disruption that may result from the realignment may harm the company’s business, market share or its relationship with customers or potential customers; satisfaction of closing conditions related to the debt exchange and equitization transaction; the impact of COVID-19 on the company, and the effectiveness of the efforts it has taken or may take in the future in response thereto; the impact of inflation and the current economic environment on the company’s business; the company's ability to grow its business in a cost-efficient manner; the company's history of losses; the company’s ability to maintain important customer relationships; the company’s ability to compete; the company's failure to manage growth effectively; the company's need to scale its infrastructure in advance of demand for its tests and to increase demand for its tests; the risk that the company may not obtain or maintain sufficient levels of reimbursement for its tests; the applicability of clinical results to actual outcomes; risks associated with litigation; the company's ability to use rapidly changing genetic data to interpret test results accurately and consistently; laws and regulations applicable to the company's business; and the other risks set forth in the reports filed by the company with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022. These forward-looking statements speak only as of the date hereof, and Invitae Corporation disclaims any obligation to update these forward-looking statements.

Non-GAAP Financial Measures
To supplement the company's consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States (GAAP), the company is providing several non-GAAP measures. These non-GAAP financial measures exclude certain items that are required by GAAP. In addition, these non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies. Management believes these non-GAAP financial measures are useful to investors in evaluating the company’s ongoing operating results and trends. Management uses such non-GAAP information to manage the company’s business and monitor its performance.

Other companies, including companies in the same industry, may not use the same non-GAAP measures or may calculate these metrics in a different manner than management or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP measures as comparative measures. Because of these limitations, the company's non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the non-GAAP reconciliations provided in the tables below and on the company’s website.

In addition, this press release includes the company’s non-GAAP gross margin guidance, a non-GAAP measure used to describe the company’s expected performance. The company has not presented a reconciliation of this non-GAAP measure to the company’s gross margin, the most comparable GAAP financial measure, because the reconciliation could not be prepared without unreasonable effort. The information necessary to prepare the reconciliation is not available on a forward-looking basis and cannot be accurately predicted. The unavailable information could have a significant impact on the calculation of the comparable GAAP financial measure.

INVITAE CORPORATION
Consolidated Balance Sheets
(in thousands)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$257,489	$923,250
Marketable securities	289,611	122,121
Accounts receivable	96,148	66,227
Inventory	30,386	33,516
Prepaid expenses and other current assets	19,496	33,691
Total current assets	693,130	1,178,805
Property and equipment, net	108,723	114,714
Operating lease assets	106,563	121,169
Restricted cash	10,030	10,275
Intangible assets, net	1,012,549	1,187,994
Goodwill	—	2,283,059
Other assets	23,121	23,551
Total assets	$1,954,116	$4,919,567
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,984	$21,127
Accrued liabilities	74,388	106,453
Operating lease obligations	14,600	12,359
Finance lease obligations	5,121	4,156
Total current liabilities	108,093	144,095
Operating lease obligations, net of current portion	134,386	124,369
Finance lease obligations, net of current portion	3,780	5,683
Debt	122,333	113,391
Convertible senior notes, net	1,470,783	1,464,138
Deferred tax liability	8,130	51,696
Other long-term liabilities	4,775	37,797
Total liabilities	1,852,280	1,941,169
Stockholders’ equity:
Common stock	25	23
Accumulated other comprehensive loss	(80)	(7)
Additional paid-in capital	4,931,032	4,701,230
Accumulated deficit	(4,829,141)	(1,722,848)
Total stockholders’ equity	101,836	2,978,398
Total liabilities and stockholders’ equity	$1,954,116	$4,919,567

INVITAE CORPORATION
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue:
Test revenue	$119,042	$121,624	$500,560	$444,072
Other revenue	3,412	4,497	15,743	16,377
Total revenue	122,454	126,121	516,303	460,449
Operating expenses:
Cost of revenue	92,844	96,106	417,256	348,669
Research and development	71,529	131,764	402,088	416,087
Selling and marketing	46,795	62,205	218,881	225,910
General and administrative	43,243	50,430	192,314	248,070
Goodwill and IPR&D impairment	—	—	2,313,047	—
Restructuring and other costs	10,292	—	140,331	—
Gain on sale of RUO kit assets	(47,354)	—	(47,354)	—
Change in fair value of contingent consideration	—	190	(1,850)	(386,646)
Total operating expenses	217,349	340,695	3,634,713	852,090
Loss from operations	(94,895)	(214,574)	(3,118,410)	(391,641)
Other income (expense), net:
Change in fair value of acquisition-related liabilities	240	16,017	15,906	25,196
Other income (expense), net	4,083	(185)	8,054	482
Total other income, net	4,323	15,832	23,960	25,678
Interest expense	(14,598)	(14,031)	(56,747)	(49,900)
Net loss before taxes	(105,170)	(212,773)	(3,151,197)	(415,863)
Income tax benefit	5,353	7,649	44,904	36,857
Net loss	$(99,817)	$(205,124)	$(3,106,293)	$(379,006)
Net loss per share, basic and diluted	$(0.41)	$(0.90)	$(13.18)	$(1.80)
Shares used in computing net loss per share, basic and diluted	243,948	226,849	235,676	210,946

INVITAE CORPORATION

Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2022	2021	2020
Cash flows from operating activities:
Net loss	$(3,106,293)	$(379,006)	$(602,170)
Adjustments to reconcile net loss to net cash used in operating activities:
Goodwill and IPR&D impairment	2,313,047	—	—
Impairments and losses on disposals of long-lived assets	60,507	—	—
Gain on sale of RUO kit assets	(47,354)	—	—
Depreciation and amortization	142,071	80,472	39,050
Stock-based compensation	199,304	180,075	158,747
Amortization of debt discount and issuance costs	15,587	14,226	17,204
Remeasurements of liabilities associated with business combinations	(17,756)	(411,842)	92,348
Benefit from income taxes	(44,904)	(36,857)	(112,100)
Post-combination expense for acceleration of unvested equity and deferred stock compensation	8,428	9,530	91,021
Amortization of premiums and discounts on investment securities	(1,515)	6,221	1,236
Non-cash lease expense	10,240	3,496	777
Other	1,018	1,487	(588)
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	(29,921)	(16,696)	(2,814)
Inventory	3,130	(1,486)	(7,832)
Prepaid expenses and other current assets	14,195	(14,563)	(2,010)
Other assets	3,124	(3,274)	895
Accounts payable	(2,465)	(9,258)	10,186
Accrued expenses and other long-term liabilities	(13,404)	17,660	17,548
Net cash used in operating activities	(492,961)	(559,815)	(298,502)
Cash flows from investing activities:
Purchases of marketable securities	(892,361)	(325,957)	(280,258)
Proceeds from sales of marketable securities	—	—	12,832
Proceeds from maturities of marketable securities	726,313	425,293	277,487
Acquisition of businesses, net of cash acquired	—	(247,396)	(383,753)
Proceeds from sale of RUO kit assets	44,554	—	—
Purchases of property and equipment	(53,309)	(54,720)	(22,865)
Other	—	(1,300)	(4,026)
Net cash used in investing activities	(174,803)	(204,080)	(400,583)
Cash flows from financing activities:
Proceeds from public offerings of common stock, net	9,658	434,263	263,688
Proceeds from issuance of common stock	8,157	23,767	284,203
Proceeds from issuance of convertible senior notes, net	—	1,116,427	—
Proceeds from issuance of debt, net	—	—	129,214
Finance lease principal payments	(5,410)	(3,759)	(2,655)
Settlement of acquisition obligations	(10,647)	(4,758)	(1,457)
Net cash provided by financing activities	1,758	1,565,940	672,993
Net (decrease) increase in cash, cash equivalents and restricted cash	(666,006)	802,045	(26,092)
Cash, cash equivalents and restricted cash at beginning of period	933,525	131,480	157,572
Cash, cash equivalents and restricted cash at end of period	$267,519	$933,525	$131,480

INVITAE CORPORATION

Reconciliation of GAAP to Non-GAAP Cost of Revenue
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cost of revenue	$92,844	$96,106	$417,256	$348,669
Amortization of acquired intangible assets	(26,950)	(15,392)	(100,568)	(49,970)
Acquisition-related stock-based compensation	(156)	(141)	(581)	(2,461)
Acquisition-related post-combination expense	—	(479)	(1,053)	(1,058)
Change in fair value of acquisition-related assets	—	—	—	(3,148)
Restructuring-related retention bonuses	(82)	—	(252)	—
Inventory and prepaid write-offs	(1,712)	—	(18,179)	—
Non-GAAP cost of revenue	$63,944	$80,094	$296,623	$292,032

Reconciliation of GAAP to Non-GAAP Gross Profit
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$122,454	$126,121	$516,303	$460,449
Cost of revenue	92,844	96,106	417,256	348,669
Gross profit	29,610	30,015	99,047	111,780
Amortization of acquired intangible assets	26,950	15,392	100,568	49,970
Acquisition-related stock-based compensation	156	141	581	2,461
Acquisition-related post-combination expense	—	479	1,053	1,058
Change in fair value of acquisition-related assets	—	—	—	3,148
Restructuring-related retention bonuses	82	—	252	—
Inventory and prepaid write-offs	1,712	—	18,179	—
Non-GAAP gross profit	$58,510	$46,027	$219,680	$168,417

Reconciliation of GAAP to Non-GAAP Research and Development Expense
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Research and development	$71,529	$131,764	$402,088	$416,087
Amortization of acquired intangible assets	(91)	(529)	(1,429)	(2,117)
Acquisition-related stock-based compensation	(14,367)	(23,703)	(80,086)	(44,406)
Acquisition-related post-combination expense	(3,460)	(2,607)	(10,646)	(6,056)
Restructuring-related retention bonuses	(1,339)	—	(1,985)	—
Restructuring-related accelerated depreciation	(2,607)	—	(5,918)	—
Non-GAAP research and development	$49,665	$104,925	$302,024	$363,508

INVITAE CORPORATION

Reconciliation of GAAP to Non-GAAP Selling and Marketing Expense
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Selling and marketing	$46,795	$62,205	$218,881	$225,910
Amortization of acquired intangible assets	(1,595)	(1,686)	(6,451)	(6,748)
Acquisition-related stock-based compensation	(511)	—	(2,885)	(2,696)
Acquisition-related post-combination expense	—	—	—	(38)
Restructuring-related retention bonuses	(243)	—	(358)	—
Non-GAAP selling and marketing	$44,446	$60,519	$209,187	$216,428

Reconciliation of GAAP to Non-GAAP General and Administrative Expense
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
General and administrative	$43,243	$50,430	$192,314	$248,070
Acquisition-related stock-based compensation	(1,119)	(32)	(7,775)	(21,293)
Acquisition-related post-combination expense	—	(165)	—	(35,628)
Restructuring-related retention bonuses	(595)	—	(895)	—
Restructuring-related accelerated depreciation	(71)	—	(182)	—
Non-GAAP general and administrative	$41,458	$50,233	$183,462	$191,149

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Research and development	$71,529	$131,764	$402,088	$416,087
Selling and marketing	46,795	62,205	218,881	225,910
General and administrative	43,243	50,430	192,314	248,070
Goodwill and IPR&D impairment	—	—	2,313,047	—
Restructuring and other costs	10,292	—	140,331	—
Gain on sale of RUO kit assets	(47,354)	—	(47,354)	—
Change in fair value of contingent consideration	—	190	(1,850)	(386,646)
Operating expenses	124,505	244,589	3,217,457	503,421
Goodwill and IPR&D impairment	—	—	(2,313,047)	—
Restructuring and other costs	(10,292)	—	(140,331)	—
Gain on sale of RUO kit assets	47,354	—	47,354	—
Change in fair value of contingent consideration	—	(190)	1,850	386,646
Amortization of acquired intangible assets	(1,686)	(2,215)	(7,880)	(8,865)
Acquisition-related stock-based compensation	(15,997)	(23,735)	(90,746)	(68,395)
Acquisition-related post-combination expense	(3,460)	(2,772)	(10,646)	(41,722)
Restructuring-related retention bonuses	(2,177)	—	(3,238)	—
Restructuring-related accelerated depreciation	(2,678)	—	(6,100)	—
Non-GAAP operating expenses	$135,569	$215,677	$694,673	$771,085

INVITAE CORPORATION

Reconciliation of Other Income, Net to Non-GAAP Other Income (Expense), Net
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Other income, net	$4,323	$15,832	$23,960	$25,678
Change in fair value of acquisition-related liabilities	(240)	(16,017)	(15,906)	(25,196)
Non-GAAP other income (expense), net	$4,083	$(185)	$8,054	$482

Reconciliation of Net Loss to Non-GAAP Net Loss and Non-GAAP Net Loss Per Share
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net loss	$(99,817)	$(205,124)	$(3,106,293)	$(379,006)
Goodwill and IPR&D impairment	—	—	2,313,047	—
Restructuring and other costs	10,292	—	140,331	—
Gain on sale of RUO kit assets	(47,354)	—	(47,354)	—
Change in fair value of contingent consideration	—	190	(1,850)	(386,646)
Amortization of acquired intangible assets	28,636	17,607	108,448	58,835
Acquisition-related stock-based compensation	16,153	23,876	91,327	70,856
Acquisition-related post-combination expense	3,460	3,251	11,699	42,780
Change in fair value of acquisition-related assets and liabilities	(240)	(16,017)	(15,906)	(22,048)
Restructuring-related retention bonuses	2,259	—	3,490	—
Restructuring-related accelerated depreciation	2,678	—	6,100	—
Inventory and prepaid write-offs	1,712	—	18,179	—
Acquisition-related income tax benefit	235	(8,480)	(39,960)	(39,087)
Non-GAAP net loss	$(81,986)	$(184,697)	$(518,742)	$(654,316)

Net loss per share, basic and diluted	$(0.41)	$(0.90)	$(13.18)	$(1.80)
Non-GAAP net loss per share, basic and diluted	$(0.34)	$(0.81)	$(2.20)	$(3.10)
Shares used in computing net loss per share, basic and diluted	243,948	226,849	235,676	210,946

INVITAE CORPORATION

Reconciliation of Net (Decrease) Increase in Cash, Cash Equivalents and Restricted Cash to Cash Burn
(in thousands)
(unaudited)

	Three Months Ended				Year Ended
TABLE11	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	December 31, 2022
Net cash used in operating activities	$(147,543)	$(134,689)	$(128,702)	$(82,027)	$(492,961)
Net cash (used in) provided by investing activities	(449,456)	108,965	43,797	121,891	(174,803)
Net cash (used in) provided by financing activities	(920)	3,770	(1,691)	599	1,758
Net (decrease) increase in cash, cash equivalents and restricted cash	(597,919)	(21,954)	(86,596)	40,463	(666,006)
Adjustments:
Net changes in investments	428,608	(125,087)	(55,212)	(82,261)	166,048
Proceeds from public offering of common stock, net	—	—	(9,658)	—	(9,658)
Cash burn	$(169,311)	$(147,041)	$(151,466)	$(41,798)	$(509,616)

• Cash burn for the three months ended June 30, 2022 includes $0.7 million of acquisition-related payments.
• Cash burn for the three months ended September 30, 2022 includes $29.1 million of restructuring-related cash payments and $14.1 million of acquisition-related payments.
• Cash burn for the three months ended December 31, 2022 includes $44.5 million of proceeds from the sale of RUO kit assets, $9.3 million of restructuring-related cash payments and $0.1 million of acquisition-related payments.

# # #

Contacts for Invitae:

Investor Relations
Hoki Luk
ir@invitae.com

Public Relations
Amy Hadsock
pr@invitae.com